UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 24, 2025

(Date of earliest event reported)

GENCOR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11703	59-0933147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5201 North Orange Blossom Trail, Orlando, Florida 32810

(Address of principal executive offices) (Zip Code)

(407) 290-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($.10 Par Value)	GENC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on January 3, 2025, Gencor Industries, Inc. (the “Company”) received a notice (the “Delinquency Notification”) from NYSE Regulation (the “NYSE”) indicating the Company is not in compliance with the NYSE American LLC (“NYSE American”) continued listing standards as a result of its failure to timely file its Annual Report on Form 10-K for the year ended September 30, 2024 (the “Form 10-K”) with the Securities and Exchange Commission (“SEC”) prior to December 31, 2024, the end of the extension period provided by Form 12b-25, and as a result is subject to the procedures set forth in Section 1007 of the NYSE American Company Guide.

The NYSE informed the Company that, under the rules of the NYSE American, the Company had an initial six-month period from the Form 10-K filing due date of December 31, 2024, to regain compliance with the NYSE American listing standards by filing the Form 10-K and any subsequently delayed filings with the SEC. The NYSE also informed the Company that the NYSE may grant, at its sole discretion, an extension of up to six additional months for the Company to regain compliance, depending on the Company’s specific circumstances.

On June 10, 2025, the Company submitted an extension request to the NYSE, requesting additional time to regain compliance with the NYSE American continued listing standards. While the Company plans to file the Form 10-K within the initial six-month period granted by the Delinquency Notification, the Company requested an extension to allow it additional time to coordinate the completion of the Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2024 and March 31, 2025. On June 24, 2025, the Company received a letter (the “Extension Notice”) from the NYSE, informing the Company that the NYSE accepted the extension request, granting the Company a plan period through August 19, 2025 (the “New Cure Deadline”) to submit its delinquent reports.

NYSE staff will review the Company periodically for compliance with adherence to the milestones in the plan, and if the Company does not make progress consistent with the plan during the plan period or if the Company does not complete its delinquent reports by the end of the maximum 12-month cure period on December 30, 2025, NYSE staff will initiate delisting proceeds as appropriate.

The Company currently expects to file the Form 10-K within the initial six-month period and the Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2024 and March 31, 2025 by the New Cure Deadline; however, there can be no assurance that the delinquent reports will be filed within such periods.

On June 27, 2025, the Company issued a press release announcing receipt of the Extension Notice, a copy of which is attached hereto as Exhibit 99.1.

Caution Concerning Forward Looking Statements - This Current Report on Form 8-K and our other communications and statements may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements about the Company’s beliefs, plans, objectives, goals, expectations, estimates, projections and intentions. Such forward-looking statements may relate, among other things, to the ability to file all required reports by August 19, 2025, for the Company to remain in compliance with NYSE’s listing rules, and for the Company’s common stock to remain listed. These statements are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company’s control. Actual results may differ materially depending on a variety of important factors, including the financial condition of the Company’s customers, changes in the economic and competitive environments and demand for the Company’s products. In addition, the impact of (i) the US government’s recent tariff announcements, (ii) the invasion by Russia into Ukraine, and (iii) the conflict between Israel, Hamas and

Iran, as well as actions taken by other countries, including the U.S., in response to such tariff announcements and conflicts, could result in a disruption in our supply chain and higher costs of our products. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements.

For information concerning these factors and related matters, see the following sections of the Company’s Annual Report on Form 10-K for the year ended September 30, 2023: (a) Part I, Item 1A, “Risk Factors” and (b) Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 27, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCOR INDUSTRIES, INC.

June 27, 2025	By:	/s/ Marc G. Elliott
Marc G. Elliott, President

June 27, 2025	By:	/s/ Eric E. Mellen
Eric E. Mellen, Chief Financial Officer